EXHIBIT 10.38

                  CERTIFICATE OF DESIGNATION OF
                   SERIES A PREFERRED STOCK OF
                          DCI USA, INC.

The undersigned, David Yerushalmi, Chairman of the Board of DCI USA, INC., a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority conferred upon the Board of Directors by the Certificate of Amendment to the Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by unanimous written consent, duly adopted the following resolutions providing for the issuance of shares of Series A Preferred Stock, which resolutions have not been modified and are in full force and effect on the date hereof:

WHEREAS, pursuant to the Certificate of Amendment to the Certificate of Incorporation of DCI USA, Inc. (the "Corporation"), the Corporation is authorized to issue One Million (1,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"); and

WHEREAS,  as of the date hereof, there are no shares of Preferred
Stock of the Corporation are issued and outstanding; and

WHEREAS, the Board of Directors is vested with the authority to adopt a resolution or resolutions providing for the issuance of authorized but unissued shares of Preferred Stock, which shares may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors in such resolution or resolutions; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to designate and fix the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of a series of the Preferred Stock and the number of shares constituting such series.

NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized and designated such a series of the Preferred Stock and that the Board of Directors hereby fixes the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as herein set forth:

Section 1.

Designation, Amount and Stated Value. A series of Preferred Stock shall be designated the "Series A Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such Series A Preferred Stock shall be an aggregate of two hundred thousand (200,000) shares, par value $0.001 per share.

Section 2.

Dividends and Distributions.

  (a)	Preferred Dividends. Each holder of Series A Preferred Stock shall be entitled to receive an annual stock dividend (the "Stock Dividend") equal to five percent (5%). The dividends shall be payable semi-annually in arrears on April 30, and October 31, 2005, and on the same dates in each succeeding year, or if such date is not a Business Day, then on the next succeeding Business Day. Such dividends shall be paid to the holders of record of the Series A preferred Stock at the close of business on such Record Date, and may be paid in cash or in shares of the Corporation's Common Stock. In the event that the Board of Directors elects to pay the cumulative dividend in shares of the Corporation's Common Stock, then the Common Stock shall be valued at the average closing price per share for twenty (20) trading days immediately preceding the Record Date.

  (b)	Definitions. The undefined capitalized terms used  in  this
     Section 1 shall be defined as follows:
             i.	"Business Day" shall mean any day other than a Saturday,
               Sunday or other day on which commercial banks in or New York, New York are authorized or required by law to close;
ii.	"Closing Price" shall mean the last reported sales price
each day or, if no sale takes place on a given day, the average of the closing bid and asked prices, in either case as reported on Bloomberg, LP, or a similar service if Bloomberg, LP is no longer reporting such information.
             iii.	"Record Date" shall mean the first trading day in the
               calendar month in which the dividends are paid upon which a Stockholder must have held his Series A Preferred Stock in order to receive a Stock Dividend.

Section 3.

Rights; Ranking. Except as otherwise provided by this Certificate of Designation, all shares of Series A Preferred Stock shall be identical and shall entitle the holders of the Series A Preferred Stock to the rights and privileges set forth herein. The Series A Preferred Stock shall rank (i) senior to the Common Stock and to all other classes of equity securities of the Corporation which by their terms do not rank senior to the Series A Preferred Stock, and (ii) the Series A Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Corporation now or hereafter outstanding.

Section 4.

Redemption. The Corporation shall have the right to redeem any shares of Series A Preferred Stock at the conversion price of one dollar ($1.00) plus an annual premium of five percent (5%).

Section 5.

Preference and Participation Upon Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each holder of Series A Preferred Stock shall be entitled to receive, out of the assets of the
Corporation available for distribution, an aggregate amount equal to sum of one dollar ($1.00) (the "Face Value") for each share and all accrued but unpaid cumulative dividends (the "Preference Amount") in preference to any distribution to the holders of Common Stock. After the payment of the Preference Amount to the holders of Series A Preferred Stock, the remaining assets will be distributed among and paid to the holders of the Common Stock and the holders of the Series A Preferred Stock on a share-by-share basis in proportion to the amounts that would be payable to such holders if the holders of the Series A Preferred Stock had exercised their conversion rights pursuant to Section 6 below. Upon liquidation, dissolution or winding up, holder of Series A Preferred shall not be entitled to participate in the distribution paid to the holders of Common Stock detailed herein. For purposes of this Section 5, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include (i) the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the
Corporation or (ii) the acquisition of the Corporation by any other person by means of consolidation or merger of the
Corporation with or into one or more persons (excluding any merger of the Corporation for the purpose of changing the domicile of the Corporation); unless, in either event, the Corporation's stockholders of record immediately prior to such acquisition or sale will, immediately after such acquisition or sale, hold at least 50% of the voting power of the surviving entity.

Section 6. Conversion.

     (a) 	Stockholders' Right to Convert. Each share of Series  A
Preferred Stock shall be convertible at any time, at the sole option and election of the holder thereof, into fully paid,
freely   tradable   (after  effectiveness  of  the   registration
statement or shares issued pursuant to Regulation E promulgated by the SEC), and non-assessable shares of Common Stock. The Common Stock shall have "piggy-back" rights according to the Registration Rights Agreement of even date hereof.

     (b)   	Number  of  Shares  of  Common  Stock  Issuable  upon
Conversion.  The Holder is entitled, at its option,  to  convert, and sell on the same day, at any time and from time to time the shares of Series A Preferred Stock into shares (the "Conversion Shares") of the Corporation's common stock, par value US$0.001
per   share   ("Common  Stock"),  at  a  conversion  ratio   (the
SConversion  Ratio") equal to lesser of: (i) one dollar  ($1.00);
or,  (ii)  the Preference Amount divided by average  closing  bid price of the Common Stock as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P., for the twenty (20) trading days immediately preceding the date the Holder notified the Corporation (the "Notice Date"). As used herein, "Principal Market" shall mean The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market,
or American Stock Exchange.  If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean the reported Closing Bid Price for the Common Stock for the applicable
periods.   No fraction of shares or scrip representing  fractions
of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

     (c)  	Mechanics of Conversion. A holder electing to exercise
his  or its option to convert shall surrender to the Corporation, at its principal office or such other office or
agency   maintained   by  the  Corporation  for   that   purpose,
certificates representing the shares of Series A Preferred  Stock to be converted, accompanied by a written notice (the "Conversion Notice") stating that such holder elects to convert such shares in accordance with this Section 6. The date of receipt of such certificates and notice by the Corporation at such office shall be  the  conversion  date (the "Series A  Conversion  Date").  If
required   by  the  Corporation,  certificates  surrendered   for
conversion  shall  be  endorsed  or  accompanied  by  a   written
instrument or instruments of transfer, in a satisfactory form, duly executed by the registered holder or his or its attorney duly authorized in writing. Within five (5) business days after the Series A Conversion Date, the Corporation shall issue to such holder a number of shares of Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to paragraph
(b) above. Certificates representing such shares of Common Stock shall be delivered to such holder at such holder's address as it appears on the books of the Corporation.

     (d) 	Termination of Rights. All shares of Series A Preferred
Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Series A
Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of all accrued but unpaid cumulative dividends.

     (e)  	No Conversion Charge or Tax. The issuance and delivery
of certificates for shares of Common Stock upon the conversion of shares of Series A Preferred Stock shall be made without charge to the holder of shares of Series A Preferred Stock for any issue or transfer tax, or other incidental expense in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Corporation.

     (f) 	Reorganization, Reclassification and Merger Adjustment.
If    there   occurs   any   capital   reorganization   or    any
reclassification of the Common Stock of the Corporation, the consolidation or merger of the Corporation with or into another entity (other than a merger of the Corporation for the purpose of changing the domicile of the
Corporation  or  a merger or consolidation of the Corporation  in which  the  Corporation is the continuing corporation  and  which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Corporation, then each share of Series A Preferred Stock shall thereafter be convertible into the same kind and amounts of securities (including any shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the
Corporation    upon    such   reorganization,   reclassification,
consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock into which such share of Series
A  Preferred Stock might have been converted immediately prior to such  reorganization,  reclassification,  consolidation,  merger,
sale   or   conveyance;  and,  in  any  such  case,   appropriate
adjustments (as determined in good faith by the Board of Directors, whose determination shall be conclusive) shall be made to assure that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon the conversion of the Series A Preferred Stock.

     (g)  	Notice of Adjustment. Whenever the securities or other
property  deliverable  upon  the  conversion  of  the  Series   A
Preferred Stock shall be adjusted pursuant to the provisions hereof, the Corporation shall promptly give written notice thereof to each holder of shares of Series A Preferred Stock at such holder's address as it appears on the transfer books of the Corporation and shall forthwith file, at its principal executive office and with any transfer agent or agents for the Series A Preferred Stock and the Common Stock, a certificate, signed by the Chairman of the Board, President or one of the Vice Presidents of the Corporation, and by its Chief Financial Officer, Treasurer or one of its Assistant Treasurers, stating the securities or other property deliverable per share of Series
A Preferred Stock calculated to the nearest cent or to the nearest one hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

     (h)  	Registration  Rights.  The  Company  is  obligated  to
register the resale of the Conversion Shares under the Securities
Act of 1933, as amended, pursuant to the terms of a Registration Rights Agreement of even date herewith, between the Company and the Holder (the "Investor Registration Rights Agreement").

     (i)  	Reservation of Common Stock. The Corporation shall  at
all times reserve and keep available for issuance upon the conversion of the shares of Series A Preferred Stock the maximum number of its authorized but unissued shares of Common Stock as
is   reasonably  anticipated  to  be  sufficient  to  permit  the conversion of all outstanding shares of Series A Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Preferred Stock.

Section 7. Voting Rights.

The holders of Series A Preferred Stock and Common Stock will vote together and not as a separate class, except as required by law. The Series A Preferred Stock will have such number of votes as is equal to the number of shares of Common Stock then issuable upon conversion.

Section 8. No Impairment.

The  Corporation  will  not,  by amendment  of  its  Amended  and
Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities, closing or transfer books or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate of Designations by the
Corporation, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designations and in taking all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of Series A Preferred Stock against impairment.

Section 9. Status of Acquired Shares.

Shares of Series A Preferred Stock acquired by the Corporation shall be restored to the status of authorized but unissued shares of capital stock, without designation as to series, and, subject to the other provisions hereof, may thereafter be issued.

Section 10. Severability of Provisions.

Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof, unless to do so would contravene the present valid and legal intent of the Corporation and the initial purchaser of the Series A Preferred Stock.

Section 11. Governing Law.

The laws of the State of Delaware shall govern all issues concerning the relative rights of the Corporation and the Holder as its stockholders. The Corporation and each holder hereby irrevocably submits to the non-exclusive jurisdiction of the Superior Courts of the State of New Jersey, sitting in Hudson County, New Jersey and federal courts for the District of New
Jersey sitting Newark, New Jersey, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.


DCI USA, Inc. has caused this Certificate to be signed by David
Yerushalmi, its Chairman of the Board of Directors, and attested by Sam Klepfish, its Secretary this 29th day of November, 2004.


                              COMPANY:
                              DCI USA, INC.

                              By:	/s/ David Yerushalmi
                              Name:	David Yerushalmi
                              Title:	Chairman of the
                              Board

                              ATTEST:

                              By:	/s/ Sam Klepfish
                              Name: Sam Klepfish
                              Title:	Secretary